                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                            GRAPHIC INDUSTRIES, INC.
                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
       AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997
                         UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.10 par value per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                             SUNTRUST BANK, ATLANTA

    By Overnight Courier:                By Mail:                   By Hand Delivery:
   SunTrust Bank, Atlanta         SunTrust Bank, Atlanta       Continental Stock Transfer
     58 Edgewood Avenue                P.O. Box 4625                 & Trust Company
          Room 225                Atlanta, Georgia 30302               19th Floor
   Atlanta, Georgia 30303                                              2 Broadway
                                                                   New York, New York

                            Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (404) 332-3875

                          For Information, please call
                                 1-800-568-3476

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Greenwich Acquisition Corp., a Georgia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Number of Shares:
 --------------------------------

 Certificate No(s) (if available):

 -----------------------------------------------------

 -----------------------------------------------------

 If Securities will be tendered by
 book-entry transfer:
 --------------------------------

 Name of Tendering Institution:

 -----------------------------------------------------

 Account No.:
 ----------------------------------- at
 [ ] The Depository Trust Company
 [ ] Philadelphia Depository Trust Company

 Dated:
 ---------------------------------------------
SIGN HERE
Name(s) of Record Holder(s):

-----------------------------------------------------

-----------------------------------------------------
                                (Please Print)

Address(es):
---------------------------------------

-----------------------------------------------------
                                                                     (Zip Code)
Area Code and Telephone No(s):

-----------------------------------------------------

Signature(s):
--------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

 Name of Firm:
 ------------------------------------

 -----------------------------------------------------
                             (Authorized Signature)

 Address:
 -------------------------------------------

 -----------------------------------------------------
                                                                      (Zip Code)
Title:
-----------------------------------------------

Name:
---------------------------------------------
                            (Please Print or Type)

Area Code and Telephone No.:
-------------------

Dated:
---------------------------------------------

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL